UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 1, 2012, Tower Financial Corporation (the “Company”) paid all of the deferred interest payments on its outstanding trust preferred subordinated security TCT3 in the amount of $1.5 million, which includes all amounts due through June 1, 2012.  The Company also plans to pay all of the deferred interest payments on its outstanding trust preferred subordinated security TCT2 in the amount of $763,929 on June 30, 2012, which will include all amounts due through that date.  The Company received permission on May 11, 2012 from the Federal Reserve Bank of Chicago to make both of these payments on their respective due dates.

In February 2010, the Company announced that it was exercising its right to defer regularly scheduled interest payments on its $17.5 million of junior subordinated notes relating to its trust preferred securities.  From the time it deferred interest payments, the Company accrued the expense of each deferred interest payment at the normal rate on a compounded basis.  Therefore, the cash payment will not have any impact on the Company’s earnings for the three and six months ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2012
TOWER FINANCIAL CORPORATION

	By:	/s/ Michael D. Cahill
Michael D. Cahill, Chief Executive Officer